THE INTERPUBLIC GROUP OF COMPANIES, INC.


              7.31% SENIOR NOTE DUE OCTOBER 31, 2006

No. R-01                                     October 31, 1996
$30,000,000


          FOR VALUE RECEIVED, the undersigned, The Interpublic Group of Companies, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of THIRTY MILLION DOLLARS on October 31, 2006 with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 7.31% per annum from the date hereof, payable semi-annually on the last day of April and October in each year, commencing with the first such date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and premium and, to the extent permitted by applicable law, each overdue payment of interest, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 9.31%.

          Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company of New York, 16 Broad Street, New York, New York, or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of October 31, 1996 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

          The Notes are issuable only as registered Notes.  This
Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
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     This Note is subject to optional prepayment, as specified in the Agreement.

          In case an Event of Default, as defined in the Agree-ment, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

          THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF
NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH
THE LAW OF SUCH STATE.

                              THE INTERPUBLIC GROUP OF
                                COMPANIES, INC.


                              By   Alan M. Forster
                                   Vice President and Treasurer


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